FIRST AMENDMENT TO
REVOLVING CREDIT AGREEMENT

THIS AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made as of the 2nd day of June, 2008 by and between SHOW ME ETHANOL, LLC, a Missouri limited liability company (the “Borrower”) and FCS FINANCIAL, PCA, a federally chartered instrumentality (hereinafter referred to as “Lender”) (Lender and Borrower sometimes hereinafter collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, on November 6, 2007, the parties hereto entered into that certain Revolving Credit Agreement, wherein, among other things, Lender provided funds to Borrower in connection with Project and the operation thereof; and

WHEREAS, in connection with Borrower’s construction of the Project, Borrower experienced cost overruns which required Borrower to obtain or raise additional funds to complete the Project; and

WHEREAS, while Borrower has secured additional funds from various persons that are “Accredited Investors” in an amount not less than Three Million Dollars ($3,000,000.00) to assist in completion of the Project (the “Member Loan”); and

WHEREAS, Borrower has also requested that Lender increase the revolving commitment hereunder from Five Million Dollars ($5,000,000.00) to Eight Million Dollars ($8,000,000.00), and the Lender is willing to do so on the terms and conditions herein set forth;

WHEREAS, Borrower and Lender hereby desire to amend the Revolving Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations at any time made to or for the benefit of Borrower by the Lenders, the Borrower and Lender agree as follows:

1. General Definitions. The parties hereto acknowledge and agree that Section 1.1“General Definitions” shall be deleted in their entirety and amended as follows:

“LC Commitment” shall mean $8,000,000.00, as such amount may be reduced or terminated from time to time pursuant to Section 4.4 or 11.1, less payments received with respect to the LC Obligations.”

“Matured Default” shall mean the occurrence or existence of any one or more of the following events:

(a) any default by Borrower under the terms of the Member Loan Documents.”

“Maturity Date” shall mean June 2, 2009.”

“Member Loan” means those certain loans from persons, who are “Accredited Investors” to Borrower as evidenced by that certain Loan and Security Agreement by and among the Borrower and the contributing person.”

“Member Loan Documents” means those certain documents, including without limitation, the Loan and Security Agreement by and among the Borrower and the contributing person, evidencing the Member Loan.”

“Member Loan Lender” means those parties making the Member Loan as set forth in the Member Loan Documents and on the Member Loan Subordination Agreement.”

“Revolving Loan Commitment” shall mean $8,000,000.00, as such amount may be reduced or terminated from time to time pursuant to Section 4.4 or 11.1.”

“Subordinated Debt” shall mean any and all Debt of Borrower held by any person other than Lender or any Term Lender, including, without limitation the Member Loan.”

2. LOAN. The parties hereto acknowledge and agree that the following items in Section 2“LOANS” shall be deleted in their entirety and replaced with the following:

“2.1 Revolving Loan.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to extend a revolving credit loan (the “Revolving Loan”) to the Borrower by making loans to the Borrower on a revolving basis on any one or more Business Days prior to the Maturity Date, up to an aggregate principal amount not exceeding the Revolving Loan Available Amount on such Business Day. Within such limits and during such period and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Loan. Subject to Section 2.3 hereof, loans extended with respect to the Revolving Loan shall be comprised of Revolving Base Rate Loans and/or Revolving LIBOR Rate Loans as selected by the Borrower. The principal amount outstanding under the Revolving Loan Commitment shall not, at any time, exceed the Borrowing Base. If at any time the principal amount outstanding under the Revolving Loan Commitment exceeds the Borrowing Base, then the amount of such excess shall be immediately due and payable by the Borrower to the Lender. Notwithstanding the foregoing, the parties have agreed until December 31, 2008 Borrower may, request and obtain Five Million Dollars ($5,000,000.00) of the Revolving Loan Commitment without the requirement of sufficient Borrowing Base; provided, however, any request for funds under the Revolving Loan Commitment above Five Million Dollars ($5,000,000.00) of principal, outstanding at any time, shall not exceed the then available Borrowing Base. For purposes of illustration, should Borrower request an additional Seven Million Dollars ($7,000,000.00) under the Revolving Loan Commitment, Borrower shall be required to document to Lender a Borrowing Base of Seven Million Dollars, to receive the requested funds.”

“2.2 LCs.

(a) Subject to the terms and conditions of this Agreement, the Borrower may from time to time request that the Lender issue one or more LCs for the Borrower’s account for any purpose acceptable to the Lender in its reasonable discretion; provided, however, that the Lender shall not issue any such LC if (i) such issuance would cause the LC Obligations to exceed $8,000,000.00 at the time of such issuance, (ii) the face amount of such LC exceeds the Revolving Loan Available Amount at the time of such issuance, or (iii) the proposed expiry date for the LC is on or after a date which is the earlier of (A) twelve (12) months after its date of issuance or (B) the Maturity Date.”

3. Borrower Base Certificate. The parties hereto acknowledge and agree that the Borrowing Base Certificate attached hereto as Exhibit “B” shall replace the Borrowing Base Certificate attached to the Revolving Credit Agreement as Exhibit “1B”.

4. Conditions Precedent to this Amendment. The parties hereto acknowledge and agree that following shall be condition precedent to the execution and delivery of this Amendment by the Banks and Agent:

4.1 Execution of the First Amendment to Construction and Term Credit Agreement. The Borrower and Term Loan Lender shall have entered into that certain First Amendment to Construction and Term Credit Agreement.

4.2 Funding of the Member Loan. The Agent shall have received written confirmation that the Member Loan Lenders have funded the Member Loan.

4.3 Execution of the Amendment to Revolving Note. Borrower shall have executed and delivered to Lender the Amendment to Revolving Note, in the form attached hereto as Exhibit “A”.

5. Consent to Member Loan. By execution of this Amendment, Lender consents to the Member Loan and the creation of additional indebtedness there under by Borrower.

6. Treatment as Equity. For purposes of Sections 9.4, 9.5, 9.6 and 9.7 of the Revolving Credit Agreement, the Member Loan shall be treated as equity rather than Debt.

7. Multiple Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8. Reaffirmation of Previous Terms and Conditions. All of the remaining terms and conditions of the Agreement, as amended, where not inconsistent with the above, shall remain the same and are hereby republished, reaffirmed and restated as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BORROWER:

SHOW ME ETHANOL, LLC

By
Name
Title

LENDER:

FCS FINANCIAL, PCA

By
Name
Title

EXHIBIT “A”

Amendment to Revolving Note

AMENDMENT TO REVOLVING NOTE

THIS AMENDMENT TO REVOLVING NOTE (“Amendment”) is entered into as of the _____ day of May, 2008, by and between SHOW ME ETHANOL, LLC, a Missouri limited liability company (hereinafter referred to as “Borrower”), and FCS Financial, PCA, (hereinafter referred to as “Lender”)

W I T N E S S E T H:

WHEREAS, Lender is the owner and holder of a Revolving Note dated November 9, 2007, in the principal amount of up to Five Million Dollars ($5,000,000.00) and made payable by Borrower to Lender (the “Revolving Note”). Except as otherwise defined herein or unless the context otherwise requires, capitalized terms not defined herein shall have the meanings given such terms in the Revolving Note, or if not defined therein, then the meanings given those terms in the Revolving Credit Agreement (defined below); and

WHEREAS, the Revolving Note evidences advances under the Revolving Note made pursuant to the terms of that certain Revolving Credit Agreement dated November 6, 2007 (the “Revolving Credit Agreement”) between Borrower and Lender; and

WHEREAS, the parties hereto are executing an Amendment to Revolving Credit Agreement dated of even date herewith, pursuant to which Lender increased the Revolving Loan Commitment from Five Million Dollars ($5,000,000.00) to Eight Million Dollars ($8,000,000.00) and to shorten the term of the Revolving Loan; and

WHEREAS, Borrower and Lender now wish to amend the Revolving Note to the extent necessary to reflect the above-described change;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Increase in Revolving Loan Amount. The Revolving Note is hereby amended by deleting the first full paragraph of the Revolving Note and by inserting in lieu of the deleted paragraph the following paragraph:

“FOR VALUE RECEIVED, the undersigned, SHOW ME ETHANOL, LLC, a Missouri limited liability company (hereinafter referred to as “Borrower”), promises to pay to the order of FCS Financial, PCA, (hereinafter referred to as “Lender”), at such place as Lender may designate, in lawful money of the United States of America, the principal sum of Eight Million Dollars ($8,000,000.00) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below. This Note is issued under that certain Revolving Loan Agreement dated November 9, 2007, as amended by that certain First Amendment to Revolving Loan Agreement dated June 2, 2008 (as the same may be amended, replaced, restated and/or supplemented from time to time, the “Credit Agreement”) between Borrower and Lender.”

2. Modification of Maturity Date. The parties acknowledge and agree that the Maturity Date, as set forth in the Revolving Note, shall be deleted in its entirety and the following insert in its place:

““Maturity Date”: shall mean June 2, 2009.”

3. Ratification of Revolving Note. Borrower and Lender hereby ratify and confirm the Revolving Note, as amended hereby, in all respects; and, except as amended hereby, the Revolving Note shall remain in full force and effect.

4. Attachment of this Amendment to Revolving Note. This Amendment may be attached to and shall form a part of the Revolving Note for all purposes.

5. Counterpart Execution. This Amendment may be executed in counterparts, and any number of counterparts shall constitute one original.

6. Definitions. Except as otherwise defined herein or unless the context otherwise requires, capitalized terms not defined herein shall have the meanings given those terms in the Revolving Credit Agreement.

SHOW ME ETHANOL, LLC
a Missouri limited liability company

By:
Name:
Title:

“Borrower”

EXHIBIT “B”

Borrowing Base Certificate

This Borrowing Base Certificate is hereby prepared and delivered in accordance with the terms of the Credit Agreement dated               (the "Credit Agreement"), as may be amended from time to time, between Show Me Ethanol, LLC (the "Borrower"), FCS Financial, PCS (the "Lender")

For the Fiscal Period Ending: _______________________                           Date Prepared:___________________________

	Lower of
	Cost or Market		Availability
A. Accounts Receivables
Less Accounts Greater than 30 days		75%	$0.00

B. Corn and Distiller's Grain Inventory		75%	$0.00

C. Production Inventories		75%	$0.00

D. Ethanol Inventories		75%	$0.00

D. Total Collateral			$0.00

E. Less accounts payable

F. Total Borrowing Base (D minus E)			$0.00

G. Total Revolving Line of Credit Commitment			$8,000,000.00

H. Maximum Borrowings on the Borrowing Base (lesser of Line F or Line G)			$0.00

I. Outstanding Revolving Line of Credit balance and Letters of Credit

J. Availability on the Borrowing Base (Line H minus Line I)			$0.00

K. Open Commitment			$5,000,000.00

L. Availability on the Open Commitment (Line K minus Line I)			$5,000,000.00

M. Total Availability (greater of line J or L)			$5,000,000.00

The Borrower does hereby warrant (a) the Borrowing Base Certificate and attached supporting documents are true and accurate, (b) no information has been omitted that would cause the Borrowing Base Certificate to be misleading in any material manner, (c) n

On behalf of the Borrower, I hereby certify the information contained herein as true and complete.

Show Me Ethanol, LLC

By:
Chief Financial Officer